UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

DUKE ENERGY CAROLINAS, LLC

(Exact Name of Registrant as Specified in its Charter)

North Carolina	001-04928	56-0205520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

526 South Church Street, Charlotte, North Carolina 28202-1904

(Address of Principal Executive Offices, including Zip code)

(704) 594-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 8.01.  Other Events

On May 31, 2007, Duke Energy Carolinas, LLC (the “Company”) entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters $500,000,000 aggregate principal amount of its 6.10% Senior Notes due 2037 (the “Notes”).  The Notes were sold to the Underwriters at a discounted price to their principal amount.  The Notes were issued under an indenture, dated as of September 1, 1998, as amended by the Sixteenth Supplemental Indenture, dated as of June 5, 2007, relating to the Notes, between the Company and The Bank of New York (as successor to J.P. Morgan Chase Bank, N.A.).  The disclosure in this Item 8.01 is qualified in its entirety by the provisions of the Supplemental Indenture, which is attached hereto as Exhibit 4.1 and the Underwriting Agreement, which is attached hereto as Exhibit 99.1, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

4.1	Sixteenth Supplemental Indenture dated as of June 5, 2007, between Duke Energy Carolinas, LLC and The Bank of New York (successor trustee to J.P. Morgan Chase Bank, N.A.), as Trustee.

99.1	Underwriting Agreement in connection with Duke Energy Carolinas, LLC’s issuance and sale of $500,000,000 aggregate principal amount of its 6.10% Senior Notes due 2037.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUKE ENERGY CAROLINAS, LLC

Date: June 6, 2007	By:	/s/ David S. Maltz
	Name:	David S. Maltz
	Title:	Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit	Description

4.1	Sixteenth Supplemental Indenture dated as of June 5, 2007, between Duke Energy Carolinas, LLC and The Bank of New York (successor trustee to J.P. Morgan Chase Bank, N.A.), as Trustee.
99.1	Underwriting Agreement in connection with Duke Energy Carolinas, LLC’s issuance and sale of $500,000,000 aggregate principal amount of its 6.10% Senior Notes due 2037.